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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in (i) the Registration Statement (Form S-3 No. 33-55602) of Tyler Corporation and the related Prospectus and
(ii) the Registration Statement (Form S-8 No. 33-34544) pertaining to the Tyler Corporation Stock Option Plan of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Tyler Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                    ERNST & YOUNG LLP

Dallas, Texas
March 5, 1997